EXHIBIT (14)(d)


     THE
     LUTHERAN
     BROTHERHOOD
     FAMILY OF
     MUTUAL FUNDS



                        TAX-SHELTERED CUSTODIAL ACCOUNT



     UNDER
     SECTION
     403(b)
     OF THE
     INTERNAL
     REVENUE
     CODE

TABLE OF CONTENTS                                 INSTRUCTIONS


General Information.....................2          1. Read the entire
Custody Agreement.......................8             booklet including
Application.........................13-14             the Custody Agreement
Agreement For Salary Reduction......15-17
How to Use the Calculation Form........18          2. Complete the necessary
Calculation Form 1698               19-20             forms in the booklet
Election Limitations (Use LB annuities disk)          and mail the following
                                                      to LBSC:
SCHEDULE OF CUSTODIAN'S FEES
                                                      a. Signed application
Establishing the account                $ 5.00           (pages 13 & 14)
Annual fee per fund account             $10.00        b. One Agreement For
Processing a lump sum distribution      $10.00           Salary Reduction
Processing each periodic distribution   $ 2.00           (page 15) if
                                                         applicable
                                                      c. One Calculation
                                                         Form (pages 18-19)
                                                         as applicable.
                                                      D. $5.00 PROCESSING
                                                         FEE.

                                                      Leave in booklet for
                                                      employee:

                                                      *  One Agreement For
                                                         Salary Reduction
                                                         (page 16)

                                                   3. The Custodian will
                                                      return to the Employee
                                                      a copy of the
                                                      Application upon
                                                      acceptance.

                                                   4. It is important that
                                                      the Employee carefully
                                                      read the prospectus
                                                      about the shares of
                                                      the mutual fund
                                                      selected by the
                                                      Employee.  The
                                                      prospectus for such
                                                      shares, required to be
                                                      delivered to the
                                                      Employee by or on
                                                      behalf of the Fund,
                                                      describes any sales
                                                      charges and additional
                                                      information about
                                                      which the Employee
                                                      should be aware before
                                                      making that selection.
                                                      THE CUSTODIAN ASSUMES
                                                      NO LIABILITY FOR
                                                      INVESTMENT RESULTS OF
                                                      THE EMPLOYEE'S
                                                      SELECTION.

                                                   5. The Employee should
                                                      seek advice from the
                                                      Employee's attorney
                                                      regarding the legal
                                                      consequences
                                                      (including but not
                                                      limited to
                                                      federal & state tax
                                                      matters) of entering
                                                      into this Agreement,
                                                      contributing to the
                                                      Custodial Account, and
                                                      ordering the Custodian
                                                      to make distributions
                                                      from the account.  The
                                                      Employee should
                                                      understand that the
                                                      Custodian, and the
                                                      Mutual Fund (or any
                                                      company associated
                                                      therewith), are
                                                      prohibited by law from
                                                      rendering such advice.

INTRODUCTION

The Internal Revenue Code allows Employees of certain tax-exempt organizations and of public schools to exclude from their current income amounts paid by their Employer into special custodial accounts. The Employer's contributions to the custodial account are also exempt from current tax. The Employee's tax is deferred until he/she receives payment from the custodial account as part of his/her retirement income.


ESTABLISHING A TAX-SHELTERED CUSTODIAL ACCOUNT

A tax-sheltered custodial account may be established by an organization operated exclusively for educational, literary, religious, charitable, or scientific purposes (a "Charitable Organization") for one or more of its full or part-time Employees. Such an account may also be established by a state, a political subdivision of a state, or an agency or instrumentality of a state or political subdivision thereof, but only for the benefit of an Employee who performs services for an educational institution.

                    TAX-SHELTERED CUSTODIAL ACCOUNT (TSCA)

                            General Information


WHAT IS A TAX-SHELTERED CUSTODIAL ACCOUNT?

It is simply a retirement plan which is tax-favored. If you qualify for a tax-sheltered custodial account, your dollars go into the plan without current taxation and the earnings accumulate tax deferred.


WHO IS ELIGIBLE?

Pastors, school teachers, and other persons employed by nonprofit, Internal Revenue Code Section 501(c)(3) Organizations and Public Educational Institutions are eligible. The Internal Revenue Code defines 501(c)(3) organizations as follows:

   "Corporations, and any community chest, fund, or foundation, organized and operated exclusively for religious, charitable, scientific, testing for public safety, literary, or educational purposes or to foster national or international amateur sports competition (but only if no part of its activities involve the provision of athletic facilities or equipment), or for the prevention of cruelty to children or animals, no part of the net earnings of which inures to the benefit of any private shareholder or individual, no substantial part of the activities of which is carrying on propaganda, or otherwise attempting to influence legislation... and which does not participate in, or intervene in (including the publishing or distributing of statements), any political campaign on behalf of any candidate for public office."

Specifically, some of the non-profit organizations which will qualify are:

    1. Public and private schools, colleges and universities
    2. Hospitals
    3. Churches
    4. Religious organizations
    5. Research and scientific foundations
    6. Charitable institutions
    7. Humane societies
    8. Social welfare agencies
    9. Museums
   10. Symphony orchestras

The Employer's tax counselor will be able to determine definitely if the organization qualifies under 501(c)(3). The roster of 501(c)(3) organizations is limited and the following tax-exempt organizations, for instance, do not qualify:

    1. Fraternal benefit societies
    2. Labor unions - voluntary employee associations
    3. Chambers of Commerce - business associations
    4. Pleasure or recreation clubs
    5. Instrumentalities of the federal government
    6. Non-profit cemetery companies
    7. Associations providing charitable, educational or recreational benefits for a specified and limited membership
    8. Credit unions
    9. Farmers' cooperatives
   10. Most mutual or cooperative undertakings


WHAT ARE THE MECHANICS OF THE PLAN?

First, the qualified Employer must agree to invest in Mutual Fund shares amounts withheld from salary or paid in addition to current salary. The Funds are owned by the Employee and the benefits are vested immediately.

It is as simple as that. The Employer can make the plan available to all full or part-time Employees on an individual basis.


HOW DOES A SALARY REDUCTION PLAN WORK?

The law allows an Employee to arrange with his/her Employer that, instead of contributing a portion of his/her salary through payroll deductions, his/her salary will be reduced and the amount of the reduction will be used by the Employer to purchase retirement benefits for the Employee. Instead of paying income tax currently on the salary deductions, the Employee is deferring the taxation on the same amount until his/her retirement years.

The "Agreement for Salary Reduction" is on pages 15 and 16 for those who wish to make such an arrangement with their Employers. The agreement cannot be retroactive and it applies only to amounts earned after its effective date.


HOW MUCH MAY BE CONTRIBUTED?

As a general rule, the Employee may contribute each year an amount equal to his/her "exclusion allowance." An Employee's "exclusion allowance" is 20% of the "includible compensation" paid him/her by his/her Employer during the current taxable year, multiplied by his/her years of service, less all past retirement contributions made by his/her Employer which were not included in his/her taxable income in prior years. An employee's includible compensation is the amount earned during the most recent period, ending not later than the close of the current taxable year, which constitutes a full year of service. Thus, the most recent period of service may include more than one tax year if the employee had a part-time job, or if a full-time employee worked only part of a tax year. However, in all cases an Employee is treated as having at least one year of service, thus assuring a part-time Employee of the benefit of an exclusion allowance equal to 20% of his/her includible compensation for part-time services. Includible compensation includes sick pay, but not amounts contributed by the employer to TSCAs, qualified pension plans or state retirement plans.

The above general rule does not contemplate several factors, including past service, and past and current contributions to other retirement plans, which will affect the actual maximum exclusion allowance. In order to determine the current maximum monthly exclusion allowance refer to page 18 and 19.
The formula computation should be made in every case to ensure qualification for the TSCA plan. Salary reduction TSCAs are limited to $9,500 EXCEPT for employees who meet eligibility requirements for election limitations (see page 20) AND who have worked for the current employer for at least fifteen years. Those employees may contribute up to an aggregate limit of $15,000. However, the additional contribution in any one year cannot exceed $3,000.

The law also sets a maximum on the annual dollar contribution which may be made for an Employee. No contribution may be made in any one year which exceeds 25% of the Employee's compensation for the current year or the current overall dollar limitation*, whichever is less. IF AGGREGATION OF A TSCA WITH ANOTHER QUALIFIED PLAN OF THE EMPLOYER CAUSES THE OVERALL LIMITATION TO BE EXCEEDED, THE EXCLUSION ALLOWANCE WILL BE REDUCED TO THE EXTENT NECESSARY TO SATISFY THE LIMITATION BEFORE THE OTHER PLAN IS DISQUALIFIED. However, Employees of educational institutions, hospitals or home health service agencies, a church or a convention or association of churches; (and these Employees only) may elect that the maximum contribution be computed under special rules (Code Section 415(c)(4) which allows certain Employees to enjoy a greater contribution than that which would be permitted by the 25% --current overall limitation rule.* THESE SPECIAL RULES DO NOT PERMIT EXCLUSION OF AMOUNTS UNDER A SALARY REDUCTION ARRANGEMENT IN EXCESS OF THE LIMIT ON ELECTIVE DEFERRALS EXPLAINED IN THE PREVIOUS PARAGRAPH.

If an Employee also maintains his/her own Keogh Plan (as might occur, for example, where a physician is an Employee of a hospital and maintains a separate consulting practice), or in certain other circumstances where the Employee is a participant in other qualified plans, contributions to the tax-sheltered custodial account and to any Keogh Plan, to other qualified plans and to any eligible deferred compensation plans must be aggregated for the year in question when computing the maximum dollar contribution which will qualify for the favored tax treatment under the 25%/$30,000* rule.

In the event that the total contributions made for the Employee exceed the maximum allowed, the excess is taxed to the Employee as ordinary income and the Employee is subject to a penalty tax with respect to that excess.


MAY MY EMPLOYER CONTRIBUTE TO A TSCA IN ADDITION TO MY SALARY?

Yes. Tax-Sheltered Custodial Accounts may be established by an Employer for its Employees; however, in the case of a salary addition plan, the plan is an Employee benefit plan and is subject to the ERISA nondiscrimination and coverage rules as well as rules regarding required reporting and disclosure.

*The current overall limitation is set at $30,000 which may be subject to future IRS cost of living adjustments. Your Lutheran Brotherhood Registered Representative can answer your questions about the current overall dollar limitation.


WHAT SPECIAL PROVISIONS APPLY TO CHURCH EMPLOYEES?

The Tax Equity and Fiscal Responsibility Act of 1982 (TEFRA) made changes in the TSCA provisions for church employees. The changes are summarized below:

   1. All service for a particular church organization is counted as service for one employer.

   2. All prior contributions made to one church organization by one or more churches would be counted as prior contributions made by one employer.

   3. Church employees who have adjusted gross incomes of $17,000 or less are allowed to make an election to replace the exclusion allowance with a new limit: the lesser of 100% of includible compensation or $3,000.

   4. Church employees are allowed an additional election to replace the 25% limitation with a $10,000 annual/$40,000 lifetime limitation (subject to the $9,500 limit discussed above.)

   5. Church employees are now allowed to elect election limitations (catch-up options).

Who are church employees? Church employees include duly ordained, commissioned, or licensed ministers and lay employees, including employees of tax-exempt organizations (whether civil law corporations or otherwise organized) which are controlled by or associated with a church. For this purpose, a church includes a convention or association of churches, or an organization which is exempt from tax and is controlled by or associated with a church or a convention or association of churches.

Church employees who wish to elect either or both of the special TEFRA limitations should sign a letter requesting the limitation(s). This letter should be returned with the application, agreement for salary reduction form and calculation sheet.


HOW ARE CONTRIBUTIONS TO THE TAX-SHELTERED CUSTODIAL ACCOUNT INVESTED?

The law requires that all contributions to the tax-sheltered custodial account must be invested in shares of a "Regulated Investment Company", such as in mutual fund shares. The Lutheran Brotherhood tax-sheltered custodial accounts may be invested in shares of any of the Lutheran Brotherhood Family of Mutual Funds except the Municipal Bond Fund. The Employee has the opportunity to select the mutual fund or funds in which he/she wishes the contribution invested, and Lutheran Brotherhood Securities Corp., will furnish to the Employee, at his/her request, the current prospectus of one or more of the Lutheran Brotherhood mutual funds in which the assets of the custodial account may be invested. The Employee should review each prospectus before deciding upon the mutual fund or funds in which the investment should be made.

After the initial investment, the Employee may wish to shift all or part of the investment from one of these mutual funds to another. The exchange privilege for each of the Lutheran Brotherhood mutual funds is explained in the current prospectus of each fund. Any fees or sales charges attributable to such a shift of investment will be charged to the account.


HOW ARE DIVIDENDS AND DISTRIBUTIONS TO THE TAX-SHELTERED CUSTODIAL ACCOUNT HANDLED?

All dividends and capital gain distributions with respect to the mutual fund shares held in the custodial account will be reinvested in additional shares of any of the Lutheran Brotherhood Family of Funds. If any distribution with respect to such shares may be received at the election of the shareholder in additional shares or in cash or other property, the custodian will elect to receive the distribution in additional shares. All such dividends and distributions are accumulated in and are received by the custodial account free of federal tax liability until distribution.


WHEN ARE THE ASSETS OF THE TAX-SHELTERED CUSTODIAL ACCOUNT DISTRIBUTED?  AND
HOW?

Until the end of 1988, distributions from a TSCA must begin by April 1 of the calendar year following the later of (i) the calendar year in which the employee attains age 70 1/2 or (ii) the calendar year in which the employee retires. Beginning in 1989 distributions must commence no later than April 1 of the calendar year following the calendar year in which the employee attains age 70 1/2. Employees who work beyond age 70 1/2 must begin distribution even though they continue to work. Prior to the required beginning date stated above, distributions from the custodial account may be requested upon the occurence of one or more of the following events:

   1. The Employee shall no longer be employed by the Employer; or

   2. The Employee shall have attained the age of 59 1/2 years; or

   3. The Employee shall have become disabled; or

   4. The Employee shall have died; or

   5. The Employee shall have suffered financial hardship. (for salary reduction TSCAs only)

The Employee (or, if he/she has died, his/her specified beneficiary or the executor or administrator as appropriate) may send written instruction to the custodian to make distribution in any of the methods set forth below. However, the Employee, prior to giving such instructions, should consult his/her own tax advisor in order to determine that such instructions, or action by the custodian in complying with such instructions, will not adversely and unexpectedly affect his/her federal tax liability.

Distribution from the account prior to the Employee's death shall be made in one of the following methods as specified in a written election by the
Employee:

   (1) If assets in the account are sufficient and if a systematic withdrawal plan is then available with respect to the mutual fund shares held in the custodial account, the Custodian may be instructed to make installment payments to the Employee in monthly or other regular intervals as elected by the Employee over a period of time not exceeding the Employee's life expectancy or the joint and survivor life expectancy of the Employee's life and a designated beneficiary.

   (2) A single-sum payment.

   (3) By purchase and distribution of a single-premium fixed or variable non-transferable annuity contract meeting the requirements of 403(b) of the Internal Revenue Code.

   (4) Any combination of the methods of distribution set forth in this paragraph.

If the Employee dies before his/her entire interest in the account is distributed, the following distribution provisions shall apply:

   (1) If the Employee dies after the distribution from his/her account has commenced, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Employee's death.

   (2) If the Employee dies before distribution of his/her interest in the account commences, the Employee's entire interest will be distributed to the Beneficiary in accordance with one of the following provisions:

      (a) The Employee's entire interest will be paid within five (5) years after the date of the Employee's death.

      (b) If the Employee's interest is payable to a Beneficiary designated by the Employee, then that interest will be distributed in substantially equal installments over a period not extending beyond the life expectancy of the Beneficiary. Such distributions shall begin not later than one (1) year after the date of the Employee's death.

      (c) If the designated Beneficiary is the Employee's surviving spouse, the spouse may elect to continue the account in his/her name with distributions commencing no later than the date that the Employee would have attained age 70 1/2. If the surviving spouse dies before distributions to him/her begin, then distribution requirements shall be applied as if the surviving spouse were the Employee.

The interest of the Employee in the tax-sheltered custodial account is nonforfeitable during his/her lifetime. Except for the expenses of the account itself, under no circumstances may the assets of the custodial account be diverted to purposes other than for the exclusive benefit of the Employee and his/her beneficiary. The Custody Agreement provides that such assets, and the benefits so provided, are not subject to alienation, assignment, garnishment, attachment, execution or levy of any kind, and any attempt to cause such assets or benefits to be so subjected will not be recognized except to such extent as may be required by law.

Each Employee should complete the "Specification of Beneficiary" portion of the Application. Such specification indicates to the custodian the person or persons to whom the distribution is to be made should the Employee die before final distribution from the custodial account. In the absence of an effective specification, distribution will be made by the custodian to the Employee's estate. The specification may be changed or revoked by the Employee at any time provided that such change or revocation shall not take effect until 15 days after receipt thereof by the custodian. If the Employee has died, the custodian will comply with instructions received from the beneficiary. If the custodian is furnished with satisfactory proof of death of the specified beneficiary or beneficiaries prior to the time of death of the Employee, all distributions will be made to the estate of the Employee.


WHO ADMINISTERS THE TAX-SHELTERED CUSTODIAL ACCOUNT?

State Street Bank and Trust Company of Boston, Massachusetts, is available to act as custodian of tax-sheltered custodial accounts. As such, it is to invest all contributions in the shares of the Lutheran Brotherhood Family of Mutual Funds designated by the Employee. It also is to collect and reinvest all dividends and capital gain distributions and credit the shares so purchased to the custodial account.

The custodian is to keep accurate and detailed records of all receipts, investments, disbursements and other transactions concerning the custodial account. After the close of each calendar year, the custodian will forward to the Employee a written statement reflecting all such activities during that year, together with a statement of the shares held and their net asset value at the end of such year.

In order to provide current information concerning the mutual fund shares held in the custodial account, the custodian will also furnish to, or cause to be furnished to the Employee all notices, prospectuses, financial statements and proxy-soliciting materials relating to the mutual fund shares held in the custodial account. Such information will enable the Employee to determine how shares held in the custodian account should be voted, and the custodian will not vote any such share on any proposal except in accordance with the written instructions of the Employee.

The custodian and the Employer respectively will also keep such records and file with the Internal Revenue Service and the Department of Labor such returns, reports, and other information concerning the custodial account as may be required of either of them.

The custodian intends to delegate its administrative duties to Lutheran Brotherhood Securities Corp., as contemplated by the plan.


WHAT IS THE COST OF THE TAX-SHELTERED CUSTODIAL ACCOUNT AND HOW IS IT PAID?

The custodian will collect fees for administrative services which, initially, are the fees specified on the fee schedule set forth in the Application for the custodial services rendered to the custodial account. The fee schedule may be amended in the future.

In addition to the fees for administrative services paid to the custodian, the custodial account may incur expenses such as sales charges upon the investment of funds, other administration expenses (such as fees for legal services rendered to the custodian specifically attributable to the custodial account) and taxes (such as transfer taxes incurred in connection with the investment or reinvestment of assets of the custodial account or income, estate, inheritance or other taxes levied or assessed in respect of such assets).

All such fees and expenses will be collected by the custodian and paid by it out of the assets of the custodial account. If sufficient cash is not available in the custodial account at the time payment of such fees or expenses is due, then the custodian will redeem a sufficient number of shares then held in the custodial account in order to obtain sufficient cash.


AMENDMENTS

Pursuant to the terms set forth in the Custody Agreement, the Employer and the Employee authorize Lutheran Brotherhood Securities Corp. to amend the Custody Agreement in any respect at any time effective on a stated date; but only if the purpose of such amendment is to meet the requirements of Section 403(b) of the Internal Revenue Code, as amended, or any successor provision of law; to obtain expediently a ruling from the Internal Revenue Service that such requirements are met; or to conform with other applicable law by the custodial account. The Employee will be informed promptly of any such amendment. Any other amendment requires the consent of the Employee.

The custodian may resign or be removed. In such event, the Employee shall appoint a successor custodian qualified to act as such in accordance with
Section 401(f) of the Internal Revenue Code. If the Employee does not appoint a successor custodian, the custodial account will be terminated.


REPORTING REQUIREMENTS

Tax-Sheltered Custodial Accounts may be subject to annual reporting under the Internal Revenue Code. Unless exempt from the filing requirements, IRS regulations require every Employer who maintains a TSCA for its Employees to file a 5500C or 5500R annually with the IRS regarding each account no later than seven months after the end of the "plan year". If the "plan year" is the same as the calendar year, the report is due no later than July 31. If such a report is filed late, the IRS may assess a penalty of $25 for each day until such report is actually received.


ADDITIONAL INFORMATION

This description of the Lutheran Brotherhood Family of Mutual Funds Tax-Sheltered Custodial Account, together with the Custody Agreement and the Application, have been prepared for the purpose of enabling Employers of the type described in Section 403(b)(1)(A) of the Internal Revenue Code, as amended, to establish custodial accounts for their Employees which will be treated as qualified plans of the type as described in Section 403(b) of the Code. This description provides merely a summary of the terms of the Custody Agreement, and in the event of any conflict between this description and the terms of the Custody Agreement, the latter will control.

It is the responsibility of the Employee to determine that his Employer is an entity of the type described in the second section of this description, that he is an Employee of such entity within the meaning of the law, and that the amount of the contribution made by the Employer does not exceed the "exclusion allowance" referred to on pages 18 and 19. Neither Lutheran Brotherhood Securities Corp. nor the custodian shall have any responsibility in this regard.

Questions concerning the establishment of a custodial account or contributions to be made to a custodial account should be directed to:

Lutheran Brotherhood Securities Corp. 625 Fourth Avenue South
Minneapolis, Minnesota 55415 Call Toll Free: 1-800-328-4552 - Out of State residents; 1-800-752-4208 - Minnesota residents; (612) 339-8091 - Local

                            CUSTODY AGREEMENT


For a Lutheran Brotherhood Family of Mutual Funds Tax-Sheltered
Custodial Account.


SECTION 1. INTRODUCTION

The Employer, being an Employer of the type described in Section 403(b)(1)(A) of the Code, hereby does or previously has established a Tax-Sheltered Custodial Account (the "Account") with the State Street Bank and Trust Company for the retirement benefit of the Employee named in the Application attached hereto upon the terms and conditions set forth in this Agreement.

This Agreement shall take effect upon acceptance in writing by the State Street Bank and Trust Company of Boston, Massachusetts, of its appointment in the Application by the Employer to serve as Custodian in accordance herewith. As provided more fully in Section 4 below, the Custodian is to invest all contributions to the Account in Regulated Investment Company Stock.


SECTION 2. ESTABLISHMENT OF CUSTODIAL ACCOUNT

The Custodian shall open forthwith and maintain an Account for the benefit of the Employee. The name, address and social security number of the Employee are set forth on the Application. The Custodian will notify the Employee of the number of the Account and, if future contributions are made to the Account, the Account number will also be referred to by them at the time such contributions are made.


SECTION 3. RECEIPT OF CONTRIBUTIONS

All contributions to the Account shall be made in cash. The Custodian shall accept and hold in the Account such contributions as it may receive from time to time from the Employer. The initial contribution shall be accompanied or preceded by an Application which shall specify the Regulated Investment Company in which such funds are to be invested. Subsequent Employer contributions shall be identified as to Employee's name and Regulated Investment Company account number. If at any time adequate instructions are not received or, if received, it is, in the opinion of the Custodian, not clear, the Custodian may hold all or a portion of the contribution in cash without liability for interest, rising security prices or distributions pending receipt of a fully executed Application or written instructions from the Employee.

The Custodian shall also accept and hold in a separate account such contributions as it may receive from time to time from the Employee. All such contributions shall be identified as to the Employee's name and account number and that they are voluntary contributions.

In no event shall a contribution be sent to the Custodian which causes the annual additions to the account from all sources to exceed either (I) the lesser of $30,000 or 25% of the Employee's compensation from the Employer for the taxable year, or (II) such other limit as may be prescribed by
Section 415 of the Code under the circumstances. If an "excess contribution" as defined in Section 4973(c) of the Code exists with respect to the Account for a taxable year, then -- upon receiving written notice specifying the year in question, the amount of the excess, the reason it is an excess, and the amount of net income in the Account attributable to the excess -- the Custodian shall redeem sufficient Regulated Investment Company shares to the Employer in an amount equal to the excess plus such net income if the Employee so directs the Custodian.


SECTION 4. INVESTMENT OF ACCOUNT ASSETS

The amount of each contribution to the Account shall be applied to the purchase of full and fractional Shares of the Regulated Investment Company, which shall be credited to such Account with notation as to cost. Each contribution after the initial contribution shall be invested in Shares of the Regulated Investment Company most recently specified by the Employee.

The Regulated Investment Company or Companies in which the assets of the account shall be invested (selected from the list provided to the Custodian and to the Employee from time to time by Lutheran Brotherhood Securities Corp.) will be designated initially and from time to time by the Employee. The Employee may instruct the Custodian to redeem all or part of the Regulated Investment Company Shares then credited to the account and to invest the redemption proceeds in other Regulated Investment Company Shares designated by the Employee (and selected from such list). By giving such instructions to the Custodian, the Employee shall be deemed to have acknowledged receipt of the then current prospectus of each Regulated Investment Company in which the Account assets are to be invested.

The Employee may instruct the Custodian to exchange all or any part of the Shares of a Regulated Investment Company held in the Account for Shares of another Regulated Investment Company provided that the Custodian, as holder of the Shares then held in the Account, then has the right to exchange such Shares for the Shares designated by the Employee; and that the then current prospectus for the Shares to be acquired allows such exchange on the basis requested. If the above conditions are satisfied, then, upon receipt of such instruction, the Custodian will forthwith undertake to exercise the exchange privilege.

All dividends and capital gain distributions received on the Regulated Investment Company Shares held in the Account shall (unless received in additional Regulated Investment Company Shares) be reinvested in such Shares which shall be credited to such Account.

If any distribution on such Regulated Investment Company Shares may be received at the election of the shareholder in additional Regulated Investment Company Shares or in cash or other property, the Custodian shall elect to receive it in additional Shares.

Sales charges attributable to the acquisition of Shares shall be charged to the Account.

All Regulated Investment Company Shares acquired by the Custodian shall be registered in the name of the Custodian or of its nominee.


SECTION 5. DISTRIBUTION FROM THE ACCOUNT

Distribution of the account shall be made only in accordance with a written election communicated to the Custodian by the Employee. Such a written election may be made only upon the occurrence of an Event of Distribution, and shall specify the Method of Distribution from among those described below. The Event of Distribution may be the Employee's termination of service with the Employer or the Employee's attainment of age 59 1/2 or the Employee's suffering financial hardship. Alternatively, the Event of Distribution may be the Employee's disability or death.

However, Custodian assumes (and shall have) no responsibility to make any distribution unless and until such order specified the elected manner of distribution. Also, before making any such distribution or before honoring any assignment of the Custodial account, Custodian shall be furnished with any and all applications, certificates, tax waivers, signature guarantees, and other documents (including proof of any legal representatives' authority) requested in its discretion by Custodian, but Custodian shall not be liable for complying with an order which appears on its face to be genuine, or for refusing to comply if not satisfied it is genuine, and assumes no duty of further inquiry.

Distribution from the account prior to the Employee's death shall be made in one of the following methods as specified in a written election by the
Employee:

(1) If assets in the account are sufficient and if a systematic withdrawal plan is then available with respect to the mutual fund shares held in the custodial account, the Custodian may be instructed to make installment payments to the Employee in monthly or other regular intervals as elected by the Employee over a period of time not exceeding the Employee's life expectancy or the joint and survivor life expectancy of the Employee and designated beneficiary.

(2) A single-sum payment.

(3) By purchase and distribution of a single-premium fixed or variable non-transferable annuity contract meeting the requirements of 403(b) of the Internal Revenue Code.

(4) Any combination of the methods of distribution set forth in this paragraph.

If the Employee dies before his/her entire interest in the account is distributed, the following distribution provisions shall apply:

(1) If the Employee dies after the distribution from his/her account has commenced, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Employee's death.

(2) If the Employee dies before distribution of his/her interest in the account commences, the Employee's entire interest will be distributed to the Beneficiary in accordance with one of the following provisions:

   (a) The Employee's entire interest will be paid within five (5) years after the date of the Employee's death.

   (b) If the Employee's interest is payable to a Beneficiary designated by the Employee, then that interest will be distributed in substantially equal installments over a period not extending beyond the life expectancy of the Beneficiary. Such distributions shall begin not later than one (1) year after the date of the Employee's death.

   (c) If the designated Beneficiary is the Employee's surviving spouse, the spouse may elect to continue the account in his/her name with distributions commencing no later than the date that the Employee would have attained age 70 1/2. If the surviving spouse dies before distributions to him/her begin, then distribution requirements shall be applied as if the surviving spouse were the Employee.

   (d) If no Beneficiary was designated by the Employee as of his or her date of death or if the designated Beneficiaries predeceased the Employee, distribution shall be payable in a single sum to the estate of the Employee within one year from the date of the Employee's death.

The Custodian and the Employer shall keep such records, make such identifications and file with the Internal Revenue Service and the Department of Labor such returns, reports, and other information concerning the Account as may be required by either of them. The Custodian, the Employer and the Employee shall furnish to one another such information relevant to the Account as may be required to carry out such obligations.


SECTION 6. VOTING AND OTHER ACTION

The Custodian shall cause to be forwarded to the Employee all notices, prospectuses, financial statements, proxies and proxy-soliciting materials relating to the Regulated Investment Company Shares held in the Account.

The Custodian shall not vote any Regulated Investment Company Shares held hereunder except in accordance with the written instructions of the Employee.


SECTION 7. REPORTS

The Custodian shall keep accurate and detailed records of all receipts, investments, disbursements and other transactions required to be performed hereunder.

Not later than sixty (60) days after the close of each year, the Custodian shall forward to the Employee a written report or reports, reflecting the receipts, disbursements, and other transactions affected by it during such year and the Shares held in the Account, and the net asset value thereof, at the close of such year. Upon the expiration of sixty (60) days after the furnishing of such report to the Employee, the Custodian shall be forever released and discharged from all liability and accountability to anyone with respect to its acts, transactions, duties, obligations or responsibilities as shown in or reflected by such report, except with respect to any such acts or transactions as to which the Employee shall have filed written objections with the Custodian within such sixty-day period.


SECTION 8. FEES AND EXPENSES

1. The Custodian will collect the fees for its services hereunder, which initially, in the aggregate, shall be the fees set forth in the Application. The Custodian may substitute a different fee schedule at any time upon thirty (30) days written notice to the Employee.

2. Any income, gift, estate and inheritance taxes, and other taxes of any kind whatsoever, including transfer taxes, incurred in connection with the investment or reinvestment of the assets of the Account, that may be levied or assessed in respect to such assets, and all other administrative or extraordinary expenses incurred by the Custodian in the performance of its duties, including fees for legal services rendered to the Custodian, shall be charged to the Account.

3. All fees and taxes and other administrative expenses may be charged to the Account, with the right to liquidate Regulated Investment Company Shares for this purpose or (at the Custodian's option) to the Employee.


SECTION 9. RIGHTS, DUTIES AND RESPONSIBILITIES

The Custodian shall be an agent for the Employer and the Employee to receive and invest contributions to the account, to hold and distribute account assets, and to keep adequate records and report thereon, all in accordance with the terms and conditions of this Agreement. The Custodian may perform any of its administrative duties through other persons designated by the Custodian from time to time, except that Regulated Investment Company Shares must be registered as stated in Section 4 and the Custodian intends initially to delegate all such duties to Lutheran Brotherhood Securities Corp.

The Custodian may conclusively rely upon and shall be protected in acting upon any written order from the Employer or the Employee or his/her Beneficiary or other notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed and, if it acts in good faith, in taking or omitting to take any other action.

Notwithstanding any other provision of this Agreement, the Custodian shall have no liability or responsibility for determining the amount of or collecting any contribution, or determining the amount or timing of any distribution. The Custodian shall not be obligated or expected to commence or defend any legal action or proceeding in connection with this Agreement or such matters unless agreed upon by the Custodian and the Employee, and unless fully indemnified for so doing to the Custodian's satisfaction. The Custodian shall not be liable for interest on any cash balances maintained in the Account.

The Employer and the Employee (and where applicable the Employee's beneficiary) shall prepare and file with the Internal Revenue Service and other government agencies such returns, forms and other information at such times as may be required by either of them.

To the extent permitted by applicable law the Employee and the Employee's Beneficiary as appropriate, shall always fully indemnify the Custodian and save it harmless from any and all liability whatsoever which may arise in connection with this Agreement and matters which it contemplates, except that which arises due to the Custodian's negligence or willful misconduct.

The parties do not intend to confer any fiduciary duties on the Custodian, and none shall be implied. Neither shall the Custodian serve as plan administrator. No amendment to the Account or to this Agreement shall place any greater burden on the Custodian without its written consent.

The Custodian, the Employer and the Employee shall furnish to one another such information relevant to the Account as may be required to carry out the obligations of the parties under this Agreement.


SECTION 10.  AMENDMENT

The Employee and the Employer authorize Lutheran Brotherhood Securities Corp., to amend this Agreement in any respect at any time, effective on a stated date, in order to meet the requirements of Section 403(b) of the Code or successor provision of law; to obtain expediently an Internal Revenue Service determination, opinion or ruling that such requirements are met, or to conform with other applicable laws. Lutheran Brotherhood Securities Corp. will give prompt written notice to the Employee and the Custodian of any such amendment.

Any amendment to this Agreement other than one made for the purpose set forth in the preceding paragraph shall require the written consent of the Employee and Lutheran Brotherhood Securities Corp. and notice to the Custodian.

This Section 10 shall not be construed to reduce the freedom of the Employee to instruct the Custodian of different or additional investment choices which may be made within the limit of Section 4, or the freedom of the Custodian to substitute fee schedules within the limits of Section 8; and no such agreement of substitution shall be deemed to be an amendment of the Account or of this Agreement.


SECTION 11.  RESIGNATION OR REMOVAL OF CUSTODIAN

The Custodian may resign at any time upon thirty (30) days notice in writing to the Employee. The Employee may remove the Custodian upon thirty (30) days notice in writing to the Custodian. Upon such resignation or removal, the Employee shall appoint a successor custodian which successor shall be a "bank" as defined in Section 408(n) of the Code and which has agreed to and is qualified to act as custodian under an agreement having the same force and the effect as this Agreement.

Upon receipt by the Custodian of written acceptance of such appointment by the successor custodian, the Custodian shall transfer and pay over to such successor the assets of the Account and all records (or copies thereof) pertaining thereto, provided that (if so required by the Custodian) any successor custodian shall agree not to dispose of any such records without the Custodian's consent. The Custodian is authorized, however, to reserve such sum of money or property as it may deem advisable for payment of any fees, taxes, expenses or costs of the account constituting a charge on or against the assets of the account on or against the Custodian, with any balance of such reserve remaining after the payment of all such items to be paid over to the successor custodian. The successor custodian shall hold the assets paid over to it under terms similar to those of this Agreement that qualify under Section 401(f) of the Code.

If within thirty (30) days after the Custodian's resignation or removal, or such longer time as the Custodian may agree to, the Employee has not appointed a successor custodian which has accepted such appointment, the Custodian shall terminate the Account. The Custodian shall not be liable for the acts or omissions of such successor.


SECTION 12.  TERMINATION OF ACCOUNT

Termination of the Account shall be effected by distributing all assets thereof to the Employee pursuant to the direction of the Employee, or his/her designated Beneficiary in the event of his/her death, or his or her personal representative (or, in the absence of such direction, as determined by the Custodian), in lump sum or in kind subject to the Custodian's right to reserve funds as provided in Section 11.

If the Custodian receives written notice that the Internal Revenue Service has determined that the Account fails to satisfy the requirements under
Section 403(b)(7) of the Code, as they existed at the time the Account was established, by reason of some inadequacy in the original Account or in this Agreement not removed by a retroactive amendment, the Custodian shall terminate the Account by distributing the assets thereof to the Employee.

Upon termination of the Account in any manner provided for in this section or in Section 11, this Agreement shall have no further force and effect.


SECTION 13.  MISCELLANEOUS

At no time shall it be possible for any part of the assets of the Account to be used for, or diverted to, purposes other than for the exclusive benefit of the Employee except as specifically provided in this Agreement.

The assets of the Account shall be non-transferable and shall not be subject to alienation, assignment, trustee process, garnishment, attachment, execution of levy of any kind except by the Custodian for its fees and for the expenses of the Account; and no attempt to cause such assets to be subjected shall be recognized except to such extent as may be required by law or provided for herein.

The tax treatment of any contributions to the Account, and of any earnings of the Account, depends, among other things, upon the nature of the Employer, the relationship of the Employee to the Employer, and the amount of contributions made in any year to the Account (and to other plans, accounts or contracts with the benefit of special tax treatment) for the benefit of the Employee. The Custodian and Lutheran Brotherhood Securities Corp., assume no responsibility with respect to such matters, nor shall any term or provision of this Agreement be construed as to place any such responsibility upon any one of them.

Any notice from the Custodian to any person provided for in this Agreement shall be effective if sent by first-class mail to him/her at his/her last address on the Custodian's records. Any notice or written instruction from the Employee to the Custodian may be sent to: Lutheran Brotherhood Securities Corp., 625 Fourth Avenue South, Minneapolis, MN 55415.

This agreement is accepted by the Custodian in, and shall be construed and administered in accordance with, the laws of the Commonwealth of Massachusetts.


SECTION 14.  DEFINITION

As used in this Agreement, the following terms have the meaning hereinafter set forth unless a different meaning is clearly required by the context:

"Account" means the custodial account established hereunder for the retirement benefit of the Employee.

"Agreement" means this Custody Agreement, together with the information, terms and provisions set forth in the Application.

"Application" means the Application for Retirement Benefit Plan for Employee of Certain Tax Exempt Organizations or of Public Schools.

"Beneficiary" means the person or persons designated as such on a form acceptable to the Custodian for use in connection with the Plan, signed by the Employee, and filed with the Custodian. The form may name persons or estates to take upon the contingency of survival. However, the Beneficiary shall be the Employee's estate to the extent that no such designation on such a form effectively disposes of the Account as of when distribution is to commence in accordance with it; moreover, a form shall not become effective for that purpose until the fifteenth day after it is filed with the Custodian. The form last accepted by the Custodian before such distribution is to commence, upon becoming effective during the Employee's lifetime, shall be controlling and, whether or not fully dispositive of the account, thereupon shall revoke all such forms previously filed by the Employee.

"Code" means the Internal Revenue Code of 1986 as amended from time to time.

"Custodian" means State Street Bank and Trust Company or any successor thereto.

"Employee" means the individual named in the Application, and "Employer" means the organization, state, political subdivision of a state or agency or instrumentality of such state or political subdivision, named in the Application.

"Regulated Investment Company" means a domestic corporation which is a regulated investment company within the meaning of Section 851(a)(2) of the Code and which issues only redeemable shares, and "Regulated Investment Company Shares" means such redeemable Shares.

             TAX-SHELTERED CUSTODIAL ACCOUNT AGREEMENT APPLICATION

                 FOR RETIREMENT BENEFIT PLAN FOR EMPLOYEE OF

             CERTAIN TAX EXEMPT ORGANIZATIONS OR OF PUBLIC SCHOOLS


----------------------------------------------------------------------------

Check Correct Fund:  // LB Fund  // LB Income Fund  // LB Money Market Fund

                        // LB High Yield Fund           // Other Fund

----------------------------------------------------------------------------


COMPLETE AND SIGN


My TSCA is intended to be:
   // Active or      // Inactive

   // Rollover contribution    // Transfer Contribution


MAKE CHECK PAYABLE TO LUTHERAN BROTHERHOOD SECURITIES CORP.


MAIL ALL MATERIAL TO:
   Lutheran Brotherhood Securities Corp.
   P.O. Box 310
   Minneapolis, Minnesota  55440-9188


----------------------------------------------------------------------------


              PLEASE BE SURE THAT THE APPLICATION IS SIGNED BY
                         THE EMPLOYER AND EMPLOYEE.


   The Employer and Employee named below hereby apply for the establishment of a Custodial Account in accordance with the terms of the Custody Agreement attached hereto, which terms are incorporated herein by reference with the following additional terms and conditions:


1. THE EMPLOYER:

   Name
        --------------------------------------------------------------------

   Address
           -----------------------------------------------------------------


   -------------------------------------------------------------------------

   Tax Ident. No.
                  ----------------------------------------------------------


2. THE EMPLOYEE:

   Name
        --------------------------------------------------------------------

   Address
           -----------------------------------------------------------------


   -------------------------------------------------------------------------

   Birthday                         Soc. Sec. No.
            ----------------------                --------------------------

   Phone (Day)                          (Evening)
               -------------------                --------------------------


3. All contributions made by the Employer and the Employee are to be deposited in the Custodial account established hereby or previously established for the benefit of the Employee. Such funds are to be invested in accordance with the terms and provisions of the Custody Agreement, and the Custodian is hereby instructed by the Employee that such funds initially are to be invested in the shares of the Regulated Investment Company.

   The Employee hereby acknowledges that he/she has received a copy of, and has read, the current prospectus of the investment company or companies named above and agrees to the terms and administrative fees thereof. The fee schedule is listed below and subject to change.


                        SCHEDULE OF CUSTODIAN'S FEES

   Establishing the account........................................$ 5.00
   Annual fee per fund account.....................................$10.00
   Processing a lump sum distribution..............................$10.00
   Processing each periodic distribution...........................$ 2.00


----------------------------------------------------------------------------


Initial contribution $
                      ---------------------


   Please bill me:  // Monthly   $           // Semi-annually $
                                  ---------                    ---------

                    // Quarterly $           // Annually $
                                  ---------               --------------

                    // Other                      $
                             -------------------   ---------------------


   // Check here if combined billing -- Make check payable to
                                        Lutheran Brotherhood
                                        if combined billing with TSA.


----------------------------------------------------------------------------


"I the undersigned, certify that I am a qualified purchaser as set forth in the current prospectus of the Fund" and I certify under penalties of perjury that the Social Security or Taxpayer Identification Number provided above is correct, and I am not subject to back-up withholding.


-----------------------------------------------------    -------------------
SIGNATURE OF EMPLOYEE                                    DATE


-----------------------------------------------------    -------------------
SIGNATURE OF EMPLOYER/TITLE                              DATE



STATE STREET BANK AND TRUST COMPANY HEREBY ACCEPTS its appointment as Custodian of the Custodial Account pursuant to the Custody Agreement (for Trustee only)


-----------------------------------------------------    -------------------
SIGNATURE/TITLE                                          DATE

                TO BE COMPLETED BY REGISTERED REPRESENTATIVE:


02000 LBSC                 / 0 /  /  /  / 0 /  /  /  / 0 /  /  /  /
----------                 ---------------------------------------
  DEALER                        REGISTERED REPRESENTATIVE ID


                   ---------------------------------------------------------
                   SIGNATURE OF REGISTERED REPRESENTATIVE        DATE



/  /  /  /
---------                  -----------------------------------
AGENCY NO.                       PRINT GENERAL AGENT NAME


                   ---------------------------------------------------------
                          SIGNATURE OF PRINCIPAL (Home Office use only)

                    APPLICATION FOR ASSOCIATE MEMBERSHIP


    The following information is mandatory to determine membership status.


BASIS FOR MEMBERSHIP (select one from below)


1. Current Adult or Juvenile
   Benefit Contract Member        ------------------------------------------
   (Lutheran Brotherhood             (1) Lutheran Brotherhood Contract No.
   contract holder).

2. Current Associate Member
   of Lutheran Brotherhood        ------------------------------------------
   (Mutual Fund shareholder).      (2) Lutheran Brotherhood Securities Corp.
                                              Mutual Fund Account No.

3. Current member of a Lutheran church congregation.

4. Baptized in the Christian faith under the auspices of a Lutheran church and professes to be Lutheran.

5. Baptized in the Christian faith, prior member of a Lutheran church congregation, and professes to be Lutheran.

6. Affiliated with a Lutheran church organization and professes to be Lutheran.

   ---------------------------------------------------------
           (3-6) Lutheran Church Congregation Name

7. An employee of an organization with either 50% owners or 50% employees Lutheran.



---------------------------------------------------
              SIGNATURE OF EMPLOYEE


----------------------------------------------------------------------------


SUITABILITY REQUIREMENTS


The following information is mandatory to determine suitability of sale.


It is strictly confidential and for Home Office use only.



Occupation
           -----------------------------------------------------------------


Taxable Income:

   // Under $10,000

   // $10,000 to $24,999

   // $25,000 to $49,999

   // Over $50,000


INITIAL DESIGNATION OF BENEFICIARY(IES)

As primary beneficiary: (a)


Name
    ------------------------------------------------------------------------

Address
        --------------------------------------------------------------------

Soc. Sec. No.                                  Date of Birth     /    /
             ---------------------------------               ---------------


Name
    ------------------------------------------------------------------------

Address
        --------------------------------------------------------------------

Soc. Sec. No.                                  Date of Birth     /    /
             ---------------------------------               ---------------


As secondary beneficiary (if the person(s) named in (a) should fail to survive me):


Name
    ------------------------------------------------------------------------

Address
        --------------------------------------------------------------------

Soc. Sec. No.                                  Date of Birth     /    /
             ---------------------------------               ---------------


Name
    ------------------------------------------------------------------------

Address
        --------------------------------------------------------------------

Soc. Sec. No.                                  Date of Birth     /    /
             ---------------------------------               ---------------


----------------------------------------------------------------------------


* QUALIFY FOR CUMULATIVE DISCOUNT (list all existing account numbers and identify fund)


-------------  -------------  -------------  -------------  -------------

SEE PROSPECTUS FOR DETAILS


----------------------------------------------------------------------------


SPECIAL INSTRUCTIONS OR COMMENTS:
                                  ------------------------------------------

----------------------------------------------------------------------------

----------------------------------------------------------------------------

----------------------------------------------------------------------------

                       AGREEMENT FOR SALARY REDUCTION


BY THIS AGREEMENT made between


                                                            (the "Employee")
------------------------------------------------------------


and


                                                            (the "Employer")
------------------------------------------------------------


the parties hereto agree as follows:


   EFFECTIVE with respect to amounts earned on or after the first day
of                     , 19   (which date is subsequent to the execution
  ---------------------    ---
of this Agreement), the Employee's salary will be reduced by the amount indicated below, and at the same time the Employer's contribution to the Employee's Lutheran Brotherhood Family of Mutual Funds Tax-Sheltered Custodial Account (the "Account") will be increased by a corresponding amount, to be invested in accordance with the Custody Agreement relating to the Account and as designated by the Employee.


   This Agreement shall be legally binding and irrevocable as to each of the parties hereto while employment continues; provided, however, that either party may terminate this Agreement as of the end of any month, so that it will not apply to salary subsequently earned, by giving at least thirty days written notice of the date of termination; and provided, further, that no more than one agreement for such salary reduction may be made within any taxable year of the Employee.


   Reduce my annual gross compensation beginning                          by
                                                --------------------------

the sum of $               on a                                      basis.*
            --------------      -------------------------------------
                                    Monthly, Quarterly, Annually

The amount cannot exceed the exclusion allowance under Section 403(b) of the

Internal Revenue Code, or such other limits as may be prescribed by Code

Section 415 under the circumstances.


*EXCEPTIONS TO THE ABOVE:  // 9 monthly   // 10 monthly   // twice monthly

                           // every other month     // other
                                                            ----------------


It is understood that the amount of such salary reduction, together with any contribution by the Employer, will be paid by the Employer directly to State Street Bank and Trust Company, Boston, Massachusetts.


Signed this      day of              , 19  :
           ------      --------------    --  -------------------------------
                                                       EMPLOYEE


Signed this      day of              , 19  :
           ------      --------------    --  -------------------------------
                                                    EMPLOYER/TITLE

                       AGREEMENT FOR SALARY REDUCTION


BY THIS AGREEMENT made between


                                                            (the "Employee")
------------------------------------------------------------


and


                                                            (the "Employer")
------------------------------------------------------------


the parties hereto agree as follows:


   EFFECTIVE with respect to amounts earned on or after the first day
of                     , 19   (which date is subsequent to the execution
  ---------------------    ---
of this Agreement), the Employee's salary will be reduced by the amount indicated below, and at the same time the Employer's contribution to the Employee's Lutheran Brotherhood Family of Mutual Funds Tax-Sheltered Custodial Account (the "Account") will be increased by a corresponding amount, to be invested in accordance with the Custody Agreement relating to the Account and as designated by the Employee.


   This Agreement shall be legally binding and irrevocable as to each of the parties hereto while employment continues; provided, however, that either party may terminate this Agreement as of the end of any month, so that it will not apply to salary subsequently earned, by giving at least thirty days written notice of the date of termination; and provided, further, that no more than one agreement for such salary reduction may be made within any taxable year of the Employee.


   Reduce my annual gross compensation beginning                          by
                                                --------------------------

the sum of $               on a                                      basis.*
            --------------      -------------------------------------
                                    Monthly, Quarterly, Annually

The amount cannot exceed the exclusion allowance under Section 403(b) of the

Internal Revenue Code, or such other limits as may be prescribed by Code

Section 415 under the circumstances.


*EXCEPTIONS TO THE ABOVE:  // 9 monthly   // 10 monthly   // twice monthly

                           // every other month     // other
                                                            ----------------


It is understood that the amount of such salary reduction, together with any contribution by the Employer, will be paid by the Employer directly to State Street Bank and Trust Company, Boston, Massachusetts.


Signed this      day of              , 19  :
           ------      --------------    --  -------------------------------
                                                       EMPLOYEE


Signed this      day of              , 19  :
           ------      --------------    --  -------------------------------
                                                    EMPLOYER/TITLE

                 TIPS FOR COMPLETING THE TSA CALCULATION FORM

The following instructions are intended to assist you in completing the exclusion allowance calculation for TSAs and TSCAs. All TSA/TSCA calculations may be done using the annuities disk. By following these instructions, you should arrive at the total amount your client can contribute to his or her Lutheran Brotherhood TSA (or TSCA) for the current year. If you have specific questions on how to complete the calculation, you can call Advanced Marketing on the Express Line.

----------------------------------------------------------------------------
THE FOLLOWING ITEM NUMBERS REFER AND POINT TO THE SAME IDENTICAL NUMBERS AS THEY APPEAR ON THE FORM: MAXIMUM ANNUAL LEVEL TSA/TSCA CONTRIBUTION (SALARY REDUCTION)

----------------------------------------------------------------------------

1a. Only for ELCA pension contributions made by employer during the current year, or for salary addition TSA contributions made by any employer.

----------------------------------------------------------------------------

1b. Employer contributions to pension plan, state teacher's retirement plan, or synod plan other than ELCA. Also include any before-tax pension contributions made by employee. DO NOT put TSA contributions here.

----------------------------------------------------------------------------

1c. Participants in Sec. 457 plans can include employees of state and local governments, or other tax-exempt organizations. Contributions will reduce dollar-for-dollar the allowable contribution to a TSA. Maximum annual contribution for a Sec. 457 plan is $7,500.

----------------------------------------------------------------------------

2. For church employees, include total years of service with the same SYNOD, even if employee has served several churches within that synod. For school employees, include total years of service in the same SCHOOL DISTRICT.

----------------------------------------------------------------------------

3. Assume normal retirement age 65 unless the employee plans to retire at a different age.

----------------------------------------------------------------------------

4a. All salary reduction contributions to TSAs and/or TSCAs made through Dec. 31 of the preceding year. Remember, only contributions made while employed by the present employer need to be included.

----------------------------------------------------------------------------

4b. All pension contributions made by the current employer, including before-tax employee contributions if applicable. DO NOT include interest or dividends on the account, just contributions.

----------------------------------------------------------------------------

4c. All prior salary addition contributions to TSAs and/or TSCAs with the present employer, as well as all prior contributions to Sec. 457 plans.

----------------------------------------------------------------------------

5. If employee receives housing, car, or other allowance, it should not be included as salary unless he/she pays taxes on it. If the employee makes before-tax contributions to the pension plan (1b) or to a Sec. 457 plan (1c), subtract those amounts from the salary.

----------------------------------------------------------------------------

6. Applies only to employees who also own a controlling interest in a business and maintain a plan (Keogh, SEP, or corporate) for that business.

----------------------------------------------------------------------------

7. Applies only to employees who contribute to a 401(k) plan or a salary reduction SEP. Such contributions will reduce dollar-for-dollar the allowable contribution to a TSA.

----------------------------------------------------------------------------

8. This applies only to employees who have exceeded the $9,500 annual limit on TSA contributions in effect since 1987. See the TSA booklet for more information on the Special Exclusion Allowance.

----------------------------------------------------------------------------

LUTHERAN BROTHERHOOD              MAXIMUM ANNUAL LEVEL TSA/TSCA CONTRIBUTION
   625 Fourth Avenue South                                (salary reduction)
   Minneapolis, Minnesota  55415
(LOGO)


----------------------------------------------------------------------------

FOR:


-----------------------------------    -------------------------------------
Client's Name                          Contract/Account No. (if applicable)


----------------------------------------------------------------------------


Answer for your present employer and tax year unless otherwise indicated.


1.  $             TOTAL CURRENT CONTRIBUTIONS (Sum of a, b and c)
     -------------


                 (a) $          ELCA and/or salary addition TSA/TSCAs
                      ----------


                 (b) $          Concordia and other employer plans
                      ----------
                                (include employer and before-tax
                                employee contributions)


                 (c) $          Section 457 Def Comp.
                      ----------


2.                YEARS OF SERVICE to date.
   ---------------


3.                ADDITIONAL YEARS TO RETIREMENT
   ---------------


4.  $             TOTAL PRIOR YEARS' CONTRIBUTIONS (sum of a, b and c)
     -------------


                 (a) $          TSA/TSCA reduction
                      ----------


                 (b) $          Employer plans (include synod plans)
                      ----------


                 (c) $          TSA/TSCA addition and Section 457 Def Comp
                      ----------


5.  $             INCLUDABLE COMPENSATION (salary less any employee
     -------------
                  before-tax contributions entered in 1b and/or any entry in 1c)


6.  $             TOTAL ANNUAL CONTRIBUTIONS to other plans controlled by
     -------------
                  employee (such as an HR-10 Plan on any self-employment earnings).


7.  $             CURRENT ELECTIVE DEFERRALS with other employers (401(k)
     -------------
                  and/or salary reduction SEPs).


8.  $             TOTAL CONTRIBUTED SINCE 1/1/87 under Special Exclusion
     -------------
                  Allowance (amount in excess of $9500 per year).

STEP 1: Exclusion Allowance


1. $                      5. $                      3.
    ---------------------     --------------------     ---------------------


(3. -- 1 YEAR) x         (2.+ 3.) x                          x          5
                ---------          ----------------


   $                        $
    ---------------------    ---------------------     ---------------------


4.       +                         - $                (2. + 3.) +
          ---------------             --------------             -----------


   $                        $                     A                        B
    ---------------------    --------------------        -----------------
                             --------------------        -----------------


           x       5


   $
    --------------------


Divide: $                A   DIVIDED BY                  B =
         ---------------               -----------------      --------------

                                                             $

                                                              --------------
                                                               GRAND TOTAL

STEP 2: Overall Percentage Limit


1a. $                        5.* $
     -----------------------       -----------------------


1c.   + $                        - $
         -------------------        ----------------------


    $                                                     C
     -------------------------      ----------------------
                                    ----------------------


6.    + $
         ---------------------


    $
     -------------------------


7.    + $
         ---------------------


    $
     -------------------------


         x           4


    $
     -------------------------


Divide: $                 C  DIVIDED BY  5 =
         -----------------                    ---------------

                                             $

                                              ---------------
                                                GRAND TOTAL


* If there is a figure in box 6. and/or 7. above, add the applicable earnings upon which these contributions were based to the figure in box 5.

STEP 3: Overall Dollar Limit


                             $30,000


1a.      - $
            ------------------------


   $
     -------------------------------


1c.      - $
            ------------------------


   $
     -------------------------------


6.       - $
            ------------------------


   $
     -------------------------------


7.       - $
            ------------------------


                -----------------

               $

                -----------------
                   GRAND TOTAL


----------------------------------------------------------------------------
                  IMPORTANT: SIGNATURE IS NEEDED ON THE BACK
                             (IF THIS IS A TWO-SIDED DOCUMENT)

STEP 4: Salary Deferral Limit


                             $ 9,500


1c.      - $
            ------------------------


   $
     -------------------------------


7.       - $
            ------------------------


                ----------------

               $

                ----------------
                  GRAND TOTAL

OPTIONAL STEP 4: Special Exclusion Allowance. Substitute if Step 4 is smaller than Steps 1, 2, and 3 and the employee has 15 or more years of service with a qualifying employer (educational institution, hospital, home health service agency, health and welfare service agency, or a church, convention or association of churches).


----------------------------------------------------------------------------


STEP A:                    $ 3,000 A


----------------------------------------------------------------------------


STEP B:                    $15,000


8.       - $
            ----------------------


   $                               B
     -----------------------------
     -----------------------------


----------------------------------------------------------------------------


STEP C:                    $ 5,000


2.       x
           -----------------------


   $
     -----------------------------


4a.       -                        C
            ----------------------


           $----------------------
            ----------------------


----------------------------------------------------------------------------


STEP D:


                           $ 9,500


1c.    - $
           -----------------------


   $
     -----------------------------


7.       - $
            ----------------------


   $
    ------------------------------


         + $                        Smallest of Step A, B or C
            ----------------------


                ---------------

               $                    Optional Step 4

                ---------------
                  GRAND TOTAL

STEP 5:


Compare the results of the computations in steps 1, 2, 3 and 4. The smallest is the amount the employee may contribute to his/her TSA/TSCA(s). If the smallest is Step 4 and the employee has at least 15 years of service to date, the increased special exclusion allowance may be available, see the Optional Step 4 above.


$                      Smallest of steps 1, 2, 3 or 4.
 ---------------------


-                      Total annual amount currently being contributed
   -------------------
                       to TSAs/TSCAs with other companies.(Note: LB and LBSC are not the same company.) Name of other company:
                               -----------------------------------------


$                      Maximum annual contribution to Lutheran Brotherhood.
 ----------------------
 ----------------------


DIVIDED BY             Total number of payments to be remitted in current
          -------------
                       taxable year.


$                      Maximum Amount per payment.
 ----------------------
 ----------------------

Prepared by:                                          Date:
             --------------------------------------         ----------------

This form is designed to help to determine the allowable contribution to a Tax-Sheltered Annuity or Custodial Account. It is the employee's responsibility to determine that the employer is a 501(c)(3) organization or public educational institution, that he/she is an employee of that organization within the meaning of law, and that the amount of contribution made by the employer does not exceed the lesser of the Exclusion Allowance, Overall Limitation or the Salary Deferral Limit. Neither Lutheran Brotherhood, Lutheran Brotherhood Securities Corp. nor the custodian (if
TSCA) shall have any responsibility in this regard.



Employee Signature:                                  Date:
                   --------------------------------        -----------------

     THE
     LUTHERAN BROTHERHOOD
     FAMILY OF MUTUAL FUNDS




     LUTHERAN BROTHERHOOD FUND. . .
     seeks growth of capital and of income by concentrating in the stocks of high quality companies.


     LUTHERAN BROTHERHOOD HIGH YIELD FUND. . .
     seeks high current income and growth of capital by investing primarily in high yield, lower-rated corporate bonds.


     LUTHERAN BROTHERHOOD INCOME FUND. . .
     seeks to obtain as high a current income as possible consistent with preservation of principal with a secondary objective of obtaining long-term growth of capital in order to maintain the investor's purchasing power.


     LUTHERAN BROTHERHOOD MONEY MARKET FUND. . .
     seeks current income consistent with stability of principal. The fund offers a convenient means of accumulating an interest in a professionally managed diversified portfolio limited to money market instruments maturing in one year or less.





     Principal Distributors of the Lutheran Brotherhood Funds
     625 Fourth Avenue South, Minneapolis, Minnesota 55415
     Call toll free:
                  1-800-328-4552 - Out of state residents
                  1-800-752-4208 - Minnesota residents
                  (612) 339-8091


     THIS BOOKLET IS NOT AUTHORIZED FOR DISTRIBUTION UNLESS PRECEEDED OR ACCOMPANIED BY AN EFFECTIVE PROSPECTUS CONTAINING FURTHER INFORMATION ABOUT SALES CHARGES AND OTHER IMPORTANT FACTS.